EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT




L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


August 28, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:    Elite Flight Solutions
       Formerly CarCorp USA Corporation
       Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated July 17, 2003, relating to the financial statements of Elite Flight Solutions (Formerly CarCorp USA Corporation).

Sincerely,


/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC